UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2015

GREAT WESTERN BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-36688	47-1308512
(Commission File Number)	(IRS Employer Identification No.)

100 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of Principal Executive Offices)	(Zip Code)

(605) 334-2548

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On July 31, 2015, National Americas Holdings LLC (the “Selling Shareholder”), a subsidiary of National Australia Bank Limited (“NAB”), the controlling stockholder of Great Western Bancorp, Inc. (the “Company”), completed the sale of 13,819,596 shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), including 1,256,327 additional shares of Common Stock sold pursuant to the underwriters’ exercise in full of their option to purchase additional securities. The offering was registered pursuant to the Company’s registration statement on Form S-1 (File No. 333-205702), which the Securities and Exchange Commission declared effective on July 27, 2015.

On July 31, 2015, the Company completed its purchase of 2,666,518 shares of the Common Stock for an aggregate purchase price of approximately $60 million pursuant to a Share Repurchase Agreement with the Selling Shareholder, dated July 24, 2015 (the “Direct Share Repurchase”).

Following the completion of the offering and the Direct Share Repurchase, NAB ceased to indirectly beneficially own any of the Company’s outstanding shares of Common Stock. The Company did not receive any of the proceeds from the sale of the shares of Common Stock sold by the Selling Shareholder in the offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

GREAT WESTERN BANCORP, INC.

Date: July 31, 2015	By:	/s/ Peter Chapman
	Name:	Peter Chapman
	Title:	Chief Financial Officer and Executive Vice President